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                                                  EXHIBIT  23




        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus of Archer-Daniels-Midland Company for the registration of 5,500,000 shares of its common stock pertaining to the Employee Stock Ownership Plan for Salaried Employees and the Employee Stock Ownership Plan for Hourly Employees of Archer-Daniels-Midland Company of our report dated July 31, 1998 with respect to the consolidated financial statements of Archer-Daniels-Midland Company incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.




                                   /s/ERNST & YOUNG, LLP
                                   ERNST & YOUNG, LLP

Minneapolis, Minnesota
March 25, 1999